UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 9, 2013

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street, Suite 440, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 252-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2013, Verastem, Inc. (the “Company”) appointed John “Jack” B. Green, age 59, as Chief Financial Officer of the Company and entered into an employment agreement (the “Agreement”) between the Company and Mr. Green, governing the terms of Mr. Green’s employment for an indefinite term. This Agreement became effective on May 10, 2013, the first day of Mr. Green’s employment with the Company.

Prior to joining the Company, from March 2011 until November 2012, Mr. Green was Vice President, Finance and a key member of the senior management team for On-Q-ity and oversaw the financial activities, planning, budgeting and management of commercial and banking relationships. Previously, from May 2002 until June 2010, Mr. Green was the Senior Vice President and Chief Financial Officer of GTC Biotherapeutics (formerly Genzyme Transgenics Corporation) which was spun out from Genzyme Corporation as a stand-alone public company. Mr. Green is a Certified Public Accountant (CPA) with over 30 years of financial experience, including 20 within the biotechnology industry. Mr. Green received a Master’s degree in Business Administration from Boston University Graduate School of Management and a Bachelor’s degree from the College of the Holy Cross.

Under the Agreement, Mr. Green will receive an initial annual base salary of $310,000 and is eligible for an annual bonus target of 35% of his base salary.

Pursuant to the terms of the Agreement and the Company’s Equity Grant Policy, on June 3, 2013, the Company will grant Mr. Green an option to purchase 150,000 shares of its common stock at an exercise price equal to the closing price of a share of its common stock as reported by the Nasdaq Global Market on that date.

Upon execution and effectiveness of a release of claims, Mr. Green will be entitled to severance payments if the Company terminates his employment without cause, as defined in the Agreement, or if Mr. Green terminates his employment with the Company for good reason, as defined in the Agreement.

In connection with execution of the Agreement, Mr. Green will enter into the Company’s standard Employee Non-Solicitation, Non-Competition, Confidential Information and Inventions Assignment Agreement.

A press release announcing Mr. Green’s employment is filed as Exhibit 99.1 hereto.

The foregoing summary of the Agreement is qualified in its entirety by the copy of such agreement filed as Exhibit 99.2 hereto and incorporated herein by this reference.

Following Mr. Green’s appointment, Robert Forrester will no longer serve as the principal financial officer and principal accounting officer of the Company.  He will continue to serve as President and Chief Operating Officer.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held in Boston, Massachusetts on May 9, 2013.   At that meeting, the stockholders considered and acted upon the following proposals:

1.  The Election of Class I Directors.  By the vote reflected below, the stockholders elected the following individuals to serve as Class I directors until the 2016 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Richard Aldrich	13,921,722	10,441	0
S. Louise Phanstiel	13,922,298	9,865	0
Dr. Michael Kauffman	13,921,303	10,860	0

There were no abstentions with respect to this proposal.

2.  The Ratification of the Selection of Ernst & Young, LLP as the Company’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  The stockholders voted to ratify the selection of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the current fiscal year.  13,931,357 shares voted for the proposal; 505 shares voted against the proposal; and 301 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Date: May 14, 2013	By:	/s/ John B. Green
John B. Green
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Verastem, Inc. on May 14, 2013

99.2	Employment agreement, dated May 10, 2013, by and between Verastem, Inc. and John B. Green.